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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Partners of
EXCO GP Partners, LP:

We consent to the use of our report dated September 11, 2007, with respect to the balance sheet of EXCO GP Partners, LP as of September 7, 2007, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Dallas, Texas
October 25, 2007

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Consent of Independent Registered Public Accounting Firm